UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

KUBIENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39441	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 7th Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(800) 409-9456
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	Nasdaq
Common Stock Purchase Warrants	KBNTW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 14, 2023, Marcum LLP (“Marcum”) called Kubient, Inc. (the “Company”), and then subsequently provided a written letter on September 19, 2023 notifying the Company that Marcum is resigning as the Company’s independent registered accounting firm. Marcum’s letter stated that Marcum is withdrawing its reports dated March 29, 2021, March 30, 2022, and March 30, 2023, respectively, on the Company’s financial statements as of and for each of years ended December 31, 2020, 2021 and 2022, respectively, included in the Company’s annual reports on Form 10-K for the years ended December 31, 2020, 2021 and 2022, respectively.

On September 20, 2023, Marcum sent a second, amended letter to the Company notifying the Company that Marcum is withdrawing its reports dated March 29, 2021, March 30, 2022, and March 30, 2023, respectively, on the Company’s financial statements as of and for each of years ended December 31, 2020, 2021 and 2022, respectively, included in the Company’s annual reports on Form 10-K for the years ended December 31, 2020, 2021 and 2022, respectively. Additionally, Marcum declined to be associated with the Company’s quarterly financial statements and Forms 10-Q for the periods ended March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021, June 30, 2021, September 30, 2021, March 31, 2022, June 30, 2022, September 30, 2022, and March 31, 2023.

The board of directors of the Company (the “Board”) accepted and approved Marcum’s resignation on September 20, 2023.

Marcum’s reports on the financial statements for the years ended December 31, 2020, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2020, 2021 and 2022, the three months ended March 31, 2023 and the subsequent period through the date of dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Additionally, during this time period, there were no reportable events as described in Item 304(a)(v) of Regulation S-K other than (i) the communication by Marcum of material weaknesses in our internal controls over financial reporting, as described in Item 9A of our Form 10-K for the years ended December 31, 2020 and 2021, and (ii) that information has come to Marcum’s attention that, if further investigated, may cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements.

Item 4.02	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 20, 2023, as a result of the two letters received from Marcum, the Board concluded that the Company’s previously issued financial statements as of and for each of years ended December 31, 2020, 2021 and 2022, respectively, and the Company’s quarterly financial statements and Forms 10-Q for the periods ended March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021, June 30, 2021, September 30, 2021, March 31, 2022, June 30, 2022, September 30, 2022, and March 31, 2023 should no longer be relied upon.

The exact quantitative impact of Marcum’s resignation on the Company’s financial statements is still being determined and will be disclosed in more detail in the Company’s future reports filed with the U.S. Securities and Exchange Commission (“SEC”). As applicable, the Company would file a comprehensive annual report on Form 10-K containing any restated financial statements as soon as reasonably practicable.  The Company is actively seeking a new auditor as a result of Marcum’s resignation.

The Company provided Marcum with a copy of the foregoing disclosures prior to filing this Current Report on Form 8-K with the SEC and requested that Marcum furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above.  A copy of the letter furnished by Marcum in response to that request is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 22, 2023, the Board placed Paul Roberts on paid administrative leave from his positions as Chief Executive Officer, Chief Strategy Officer, and President of the Company pending an internal investigation conducted by outside legal counsel on behalf of a special committee of the Board (the “Special Committee”). Mr. Roberts also resigned from his position as Chairman and member of the Board pending the internal investigation. The Board accepted Mr. Robert’s resignation effective as of September 22, 2023.

During Mr. Robert’s absence, Elisabeth DeMarse, who will remain as a member of the Board, will also serve as Interim Chief Executive Officer and President of the Company. The Company plans on entering into a written agreement with Ms. DeMarse with regard to her service as Interim Chief Executive Officer and President of the Company, and will file a Current Report on Form 8-K when the terms and conditions of such agreement have been determined. Information concerning Ms. DeMarse can be found, and is incorporated by reference into this Item 5.02, in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 26, 2023.

As a result of her appointment as Interim Chief Executive Officer and President, on September 22, 2023, Ms. DeMarse resigned from her positions as a member of the Board’s Audit, Compensation, and Nominating, Corporate Governance, and Special Committees. Ms. DeMarse also resigned as Chairperson of the Board’s Nominating and Corporate Governance Committee. The Board accepted Ms. DeMarse’s resignations effective as of September 25, 2023. Ms. DeMarse’s resignations were not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In order to fill the vacancies created by Mr. Roberts’ and Ms. DeMarse’s resignations, on September 25, 2023, the Board appointed Lawrence Harris as a member of the Board, Chairman of the Nominating and Corporate Governance Committee, as well as a member of the Board’s Audit, Compensation, Nominating and Corporate Governance, and Special Committees.

Lawrence Harris

Lawrence Harris was a member of our board of directors from June 2021 to June 2023, and rejoined our board of directors on September 25, 2023. As the Founder and Chief Executive Officer of Alpha Precision Media, an adtech company that leverages Amazon’s data and technology to build brand value and turbocharge sales that was founded in August 2020, Mr. Harris is seeking to cement his place as a global leader in the advertising technology industry. From September 2019 to the present, Mr. Harris has also acted as the Managing Partner of Glarris Consulting LLC, which provides strategic advisory services to companies, organizations and startups. From October 2016 to December 2019, Mr. Harris served as the Chief Executive Officer of Sightly, a performance video advertising firm. Prior to that time, from July 2007 to June 2010, Mr. Harris was the co-founder and Chief Executive Officer of Ansible Mobile, an Interpublic Group mobile marketing company. From March 2015 to June 2016, he was the Chief Strategy Officer at Kiosked, a publisher of digital advertising, and from February 2012 to November 2014, he was the Chief Marketing Officer of PubMatic, Inc. (NASDAQ:PUBM), an advertising technology company. He has also served as an advisor to a number of companies in the advertising technology industry, including SafeGuard Privacy, Qntfy, Reset Digital, and Thunder11. Mr. Harris holds a Bachelor of Arts from Harvard University.

There are no arrangements or understandings between Mr. Harris and any other persons pursuant to which he was appointed. There are no family relationships between Mr. Harris and any director or executive officer of the Company, and Mr. Harris does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Upon joining the Board, Mr. Harris will be entitled to a pro rated portion of the compensation paid to all non-employee members of the Board.  Under the Company’s 2022 Non-Employee Director Policy, as amended, on the close of business on the date of each annual shareholders meeting of the Company, each non-employee director then in office shall receive an award of restricted stock that has an aggregate fair value on the date of such annual meeting of $25,000 (as determined based on the average trading price of the shares of common stock for the ten consecutive trading days immediately preceding the date of grant and with the number of shares of common stock of the Company underlying such award subject to adjustment as provided in the Company’s 2021 Equity Incentive Plan). In addition, each non-employee director shall receive an annual cash retainer of $50,000 (paid quarterly) for their service on the Board.  In addition, Mr. Harris will be entitled to a pro rated portion of the $8,000 annual cash retainer paid for service as chairperson of the Board’s Nominating and Corporate Governance Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Marcum LLP, dated September 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

Dated: September 25, 2023	By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse
Interim Chief Executive Officer